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                                  AMENDMENT TO
                   1989 DEFERRED INCOME STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

         Effective as of September 24, 1998, the 1989 Deferred Income Stock Option Plan for Non-Employee Directors (the "Directors' Plan") is amended as follows in accordance with Section 14 of the Directors' Plan:

         1.       The following sentence is hereby added to Section 9:

Notwithstanding the foregoing, an Optionee may transfer, without consideration for the transfer, his Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

         2. All remaining provisions of the Directors' Plan shall remain in full force and effect.




Approved by the Board of Directors on September 24, 1998.